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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES  EXCHANGE ACT  OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 6, 1996


                              INFONOW CORPORATION
             (Exact Name of Registrant as specified in its charter)


          Delaware                       0-19813                 04-3083360

(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification no.)


       1875 Lawrence, Suite 1100 Denver, CO                        80202
     (address of principal executive offices)                    (Zip Code)

Registrants telephone number, including area code: 303-293-0212



                  3131 S. Vaughn Way, Suite 134, Aurora, CO 80014
           (Former name or former address, if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On December 13, 1996, InfoNow Corporation (the "Company") sold all the common shares of its wholly-owned subsidiary, Infomergerco, Inc. d.b.a. Navigist, Inc. ("Navigist") to VDC Paradigms, Inc. which is owned by two of the principal operating managers Navigist. The Company received 274,050 shares of InfoNow common stock and the surrender of notes held by the buyers amounting to $27,940 in consideration for the sale of Navigist. As part of the transaction, the Company agreed to make a cash payment of $97,000 to Buyers, canceled all intercompany balances owed by Navigist to InfoNow and Cimarron international, Inc. amounting to approximately $490,400 and forgave a note owed by Navigist to InfoNow in the amount of $142,500. In addition, the Company also retired the remaining notes payable, amounting to $22,060 that were issued in the original acquisition of Navigist by the Company in August 1995 in order to facilitate the completion of the transaction.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b) Proforma financial information
It is impracticable at this time to provide the required proforma information related to the disposition of Navigist. The Registrant will file the required information under cover of Form 8 on or before February 21, 1997.


ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

On December 6, 1996, the Company completed a private placement of 1,995,273 Units at $1.40 per Unit, each Unit consisting of one share of Common Stock, par value $.001 per share (the "Shares"), and one share purchase warrant (the "Warrants"). Two warrants entitle the holder to acquire one additional share of Common Stock at $1.40 per share (the "Warrants") during the eighteen (18) month term of the Warrant.

The leading participants in the private placement included Robertson Stephens & Company (San Francisco, CA), Haywood Securities (Vancouver, BC), and Opus Capital Fund, LLC (Boulder, CO) as well as several existing InfoNow shareholders.

Total gross proceeds from the sale of Units were $2,793,380. Total cash commissions paid or to be paid in conjunction with the placement amounted to $50,368. In addition, 50,000 shares of common stock will be issued to Haywood Securities for corporate financial services rendered in conjunction
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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S (CONTINUED)

with the private placement. The Company will also issue 305,000 warrants to purchase common stock at $1.40 per share and expense reimbursements amounting to $15,000 will be paid to two parties which facilitated the sale of the Units in conjunction with the placement.

The securities issued in this placement have not been registered under the Securities Act of 1933. However, 839,557 Units sold to foreign (non-US) investors will become tradable in the U.S. forty (40) days after the placement in accordance with Regulation S. All other Units were sold to U.S. residents ("U.S. Placees") and were exempt from registration under 4(2) of the Securities Act of 1933.

As a condition of the placement, the Company has agreed to file a registration statement with the Securities and Exchange Commission on behalf of U.S. Placees no later than 120 days after completion of the placement and to use its best efforts to have such registration statement made effective. In absence of such a registration, securities held by U.S. placees could only be resold under an available exemption under the Securities Act of 1933, such as Rule 144.

In the event that the Company can not successfully file a registration statement within the prescribed time period, a U.S. Placee may demand, at its sole discretion, and without further compensation to the Company, that the Company issue additional Units to the U.S. Placee equal to ten (10) percent of the number of Units issued to them in this placement.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated : December 20, 1996

                                    INFONOW CORPORATION
                                    (Registrant)


                                    /s/ Kevin D. Andrew
                                    --------------------------------------------
                                    Kevin D. Andrew
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)